Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	Investor Relations: Sam Ramraj, (626) 302-2540
Media Contact: Jeff Monford, (626) 476-8120

Edison International Reports Third Quarter 2022 Results

●	Third Quarter 2022 GAAP loss per share of $0.33; Core EPS of $1.48
●	SCE continues excellent WMP progress; on pace to complete 4,300 miles of covered conductor by year-end
●	Revises best estimate of expected losses for 2017/2018 Wildfire/Mudslide Events, resulting in net after-tax charge of $598 million
●	Narrows 2022 EPS guidance to $4.48–4.68. Also reiterates long-term EPS growth rate target of 5–7%

ROSEMEAD, Calif., November 1, 2022 — Edison International (NYSE: EIX) today reported third quarter 2022 net loss of $128 million, or $0.33 per share, compared to net loss of $341 million, or $0.90 per share, in the third quarter of 2021. As adjusted, third quarter 2022 core earnings were $564 million, or $1.48 per share, compared to core earnings of $644 million, or $1.69 per share, in the third quarter of 2021.

Southern California Edison’s (SCE) third quarter 2022 core earnings per share (EPS) decreased year-over-year, primarily due to a 35-cent true-up recorded in the third quarter of 2021 on implementation of the 2021 General Rate Case (GRC) final decision. This true-up recognized the results of the GRC for the first sixth months of 2021. This reduction was partially offset by recognition of return on rate base related to the Customer Service Re-Platform decision and an increase in CPUC-related revenue due to the escalation mechanism set forth in the 2021 GRC final decision.

Edison International Parent and Other's third quarter 2022 core loss per share was in line with same period in the prior year.

“SCE is making excellent progress in executing its wildfire mitigation plan. The utility is rapidly deploying covered conductor and is on pace to complete 4,300 miles, or 43%, of its overhead miles in high fire risk areas by year-end,” said Pedro J. Pizarro, president and CEO of Edison International. “SCE’s diverse portfolio of mitigation activities has substantially decreased the impact of wildfires associated with utility equipment.”

Pizarro added, “We’re pleased to see several recent state and federal clean energy actions in support of electrification, which are consistent with our vision to lead the electric utility industry through the clean energy transition. We are excited about working in partnership with state and federal governments and with other stakeholders, including the communities we serve, to advance policies that rapidly cut GHG emissions.”

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

Edison International Reports Third Quarter 2022 Financial Results

Revision to Best Estimate of Losses for 2017/2018 Wildfire/Mudslide Events

Each reporting period, management reviews its loss estimates for remaining alleged and potential claims related to the 2017/2018 Wildfire/Mudslide Events. Management’s third quarter 2022 review included a review of information obtained after the statute of limitations for individual plaintiffs for the Woolsey Fire expired, including information regarding the nature of claims remaining in the Woolsey Fire litigation. Management also reviewed information obtained from settling a substantial portion of the claims in the 2017/2018 Wildfire/Mudslide Events litigations, including higher than expected costs to settle claims. As a result of management’s third quarter 2022 review, SCE recorded an $880 million increase in estimated losses for the 2017/2018 Wildfire/Mudslide Events as of September 30, 2022, which increase is related to the Woolsey Fire. As a result, SCE also recorded expected recoveries through FERC electric rates of $50 million against the charge, and the resulting net charge to earnings was $830 million ($598 million after-tax).

2022 Earnings Guidance

The company narrowed its earnings guidance range for 2022 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information and assumptions.

	2022 Earnings Guidance		2022 Earnings Guidance
	as of July 28, 2022		as of November 1, 2022
	Low	High	Low	High
EIX Basic EPS	$3.25	$3.55	$1.51	$1.71
Less: Non-core Items*	(1.15)	(1.15)	(2.97)	(2.97)
EIX Core EPS	$4.40	$4.70	$4.48	$4.68

* There were ($1,131) million, or ($2.97) per share of non-core items recorded for the nine months ended September 30, 2022, calculated based on an assumed weighted average share count for 2022. Basic EIX EPS guidance only incorporates non-core items to September 30, 2022.

Third Quarter 2022 Earnings Conference Call and Webcast Details

When:	Tuesday, November 1, 2022, 1:30 – 2:30 p.m. (Pacific Time)
Telephone Numbers:	1-888-673-9780 (US) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:	1-800-819-5743 (US) and 1-203-369-3828 (Int’l) - Passcode: 8542
Telephone replay available through November 16, 2022 at 5:00 p.m. (Pacific Time)
Webcast:	www.edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-Q to the company's investor relations website. These materials are available at www.edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility that delivers electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Edison Energy LLC, a global energy advisory firm engaged in the business of providing integrated decarbonization and energy solutions to commercial, industrial and institutional customers.

Edison International Reports Third Quarter 2022 Financial Results

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this release about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•	ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased labor and materials costs due to supply chain constraints and inflation;
•	ability of SCE to implement its Wildfire Mitigation Plan and capital program;
•	risks of regulatory or legislative restrictions that would limit SCE’s ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE’s operational practices relative to wildfire risk mitigation;
•	risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
•	ability of SCE to maintain a valid safety certification;
•	ability to obtain sufficient insurance at a reasonable cost, including insurance relating to wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
•	extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;

Edison International Reports Third Quarter 2022 Financial Results

•	risk that California Assembly Bill 1054 ("AB 1054") does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard established under AB 1054;
•	ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
•	decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
•	cost and availability of labor, equipment and materials, including as a result of supply chain constraints;
•	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
•	risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
•	pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
•	physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
•	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators ("CCA," which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•	risks inherent in SCE's capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, changes in the California Independent System Operator's transmission plans, and governmental approvals; and
●	risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties is contained in Edison International and SCE’s most recent combined Form 10-Q and Form 10-K filed with the Securities and Exchange Commission, including the "Risk Factors" sections. Readers are urged to read this entire release as well as the most recent Form 10-Q and Form 10-K (including information incorporated by reference), and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section titled "Presentations and Updates" at www.edisoninvestor.com in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports Third Quarter 2022 Financial Results

Third Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended			Nine months ended
	September 30,			September 30,
	2022	2021	Change	2022	2021	Change
(Losses) earnings per share attributable to Edison International
SCE	$(0.21)	$(0.75)	$0.54	$0.97	$0.98	$(0.01)
Edison International Parent and Other	(0.12)	(0.15)	0.03	(0.45)	(0.36)	(0.09)
Edison International	(0.33)	(0.90)	0.57	0.52	0.62	(0.10)
Less: Non-core items
SCE	(1.84)	(2.59)	0.75	(3.00)	(2.81)	(0.19)
Edison International Parent and Other	0.03	—	0.03	0.03	—	0.03
Total non-core items	(1.81)	(2.59)	0.78	(2.97)	(2.81)	(0.16)
Core earnings (losses)
SCE	1.63	1.84	(0.21)	3.97	3.79	0.18
Edison International Parent and Other	(0.15)	(0.15)	—	(0.48)	(0.36)	(0.12)
Edison International	$1.48	$1.69	$(0.21)	$3.49	$3.43	$0.06

Note: Diluted losses were $0.33 and $0.90 per share for the three months ended September 30, 2022 and 2021, respectively. Diluted earnings were $0.52 and $0.62 per share for the nine months ended September 30, 2022 and 2021, respectively.

Third Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended			Nine months ended
	September 30,			September 30,
(in millions)	2022	2021	Change	2022	2021	Change
Net (loss) income attributable to Edison International
SCE	$(80)	$(284)	$204	$369	$371	$(2)
Edison International Parent and Other	(48)	(57)	9	(172)	(135)	(37)
Edison International	(128)	(341)	213	197	236	(39)
Less: Non-core items
SCE[1,2,3,4,5,6,7,8,9,10]	(703)	(985)	282	(1,142)	(1,065)	(77)
Edison International Parent and Other	11	—	11	11	—	11
Total non-core items	(692)	(985)	293	(1,131)	(1,065)	(66)
Core earnings (losses)
SCE	623	701	(78)	1,511	1,436	75
Edison International Parent and Other	(59)	(57)	(2)	(183)	(135)	(48)
Edison International	$564	$644	$(80)	$1,328	$1,301	$27

[1]

Includes amortization of SCE’s Wildfire Insurance Fund expenses of $54 million ($39 million after-tax) for both the three months ended September 30, 2022 and 2021. Includes $160 million ($115 million after-tax) and $161 million ($116 million after-tax) for the nine months ended September 30, 2022 and 2021, respectively.

[2]

Includes charges for 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries of $834 million ($600 million after-tax) and $1,206 million ($899 million after-tax) recorded for the three months ended September 30, 2022 and 2021, respectively. Includes charges of $1.2 billion ($891 million after-tax) and $1.2 billion ($909 million after-tax) for the nine months ended September 30, 2022 and 2021, respectively.

[3]	Includes GRC track 3 impairment of $17 million ($12 million after-tax) for the nine months ended September 30, 2022.
[4]	Includes CSRP impairment of $47 million ($34 million after-tax) for the nine months ended September 30, 2022.
[5]	Includes charge for employment litigation matter, net of recoveries, of $23 million ($16 million after-tax) for the nine months ended September 30, 2022.
[6]	Includes organizational realignment charge of $14 million ($10 million after-tax) for the nine months ended September 30, 2022.

Edison International Reports Third Quarter 2022 Financial Results

[7]	Includes gain from sale of San Onofre nuclear fuel of $10 million ($7 million after-tax) for the nine months ended September 30, 2021.
[8]

Includes charge related to the Presiding Officer's Decision ("POD") in September 2022 on SCE's Upstream Lighting Program for the Upstream Lighting Program of $81 million ($64 million after-tax) for both the three months and the nine months ended September 30, 2022.

[9]	Includes customer revenues for EIS insurance contract, net of claims of $14 million ($11 million after-tax) for both the three months and the nine months ended September 30, 2022.
[10]	Includes GRC disallowances related to pole replacements of $79 million ($47 million after-tax) for both the three months and the nine months ended September 30, 2021.

Edison International Reports Third Quarter 2022 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended		Nine months ended
	September 30,		September 30,
(in millions, except per-share amounts)	2022	2021	2022	2021
Total operating revenue	$5,228	$5,299	$13,204	$11,574
Purchased power and fuel	2,485	2,088	4,826	4,384
Operation and maintenance	979	1,222	3,827	2,817
Wildfire-related claims, net of insurance recoveries	889	1,273	1,316	1,276
Wildfire Insurance Fund expense	54	54	160	161
Depreciation and amortization	738	599	1,922	1,657
Property and other taxes	128	113	374	356
Impairment, net of other operating income	(1)	78	60	67
Total operating expenses	5,272	5,427	12,485	10,718
Operating (loss) income	(44)	(128)	719	856
Interest expense	(302)	(245)	(819)	(694)
Other income	85	47	219	195
(Loss) income before income taxes	(261)	(326)	119	357
Income tax (benefit) expense	(187)	(29)	(235)	3
Net (loss) income	(74)	(297)	354	354
Preference stock dividend requirements of SCE	27	27	78	80
Preferred stock dividend requirement of Edison International	27	17	79	38
Net (loss) income attributable to Edison International common shareholders	$(128)	$(341)	$197	$236
Basic (losses) earnings per share:
Weighted average shares of common stock outstanding	382	380	381	380
Basic (losses) earnings per common share attributable to Edison International common shareholders	$(0.33)	$(0.90)	$0.52	$0.62
Diluted (losses) earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	383	380	382	380
Diluted (losses) earnings per common share attributable to Edison International common shareholders	$(0.33)	$(0.90)	$0.52	$0.62

Edison International Reports Third Quarter 2022 Financial Results

Consolidated Balance Sheets	Edison International

	September 30,	December 31,
(in millions)	2022	2021
ASSETS
Cash and cash equivalents	$232	$390
Receivables, less allowances of $391 and $193 for uncollectible accounts at respective dates	2,259	1,398
Accrued unbilled revenue	1,298	794
Inventory	439	420
Prepaid expenses	278	258
Regulatory assets	1,497	1,778
Wildfire Insurance Fund contributions	204	204
Other current assets	234	249
Total current assets	6,441	5,491
Nuclear decommissioning trusts	3,823	4,870
Marketable securities	7	12
Other investments	70	39
Total investments	3,900	4,921
Utility property, plant and equipment, less accumulated depreciation and amortization of $12,152 and $11,407 at respective dates	52,386	50,497
Nonutility property, plant and equipment, less accumulated depreciation of $109 and $98 at respective dates	213	203
Total property, plant and equipment	52,599	50,700
Receivables, less allowances of $35 and $116 uncollectible accounts at respective dates	20	122
Regulatory assets (includes $840 and $325 related to Variable Interest Entities "VIEs" at respective dates)	8,033	7,660
Wildfire Insurance Fund contributions	2,206	2,359
Operating lease right-of-use assets	1,530	1,932
Long-term insurance receivable	458	75
Other long-term assets	1,522	1,485
Total long-term assets	13,769	13,633

Total assets	$76,709	$74,745

Edison International Reports Third Quarter 2022 Financial Results

Consolidated Balance Sheets	Edison International

	September 30,	December 31,
(in millions, except share amounts)	2022	2021
LIABILITIES AND EQUITY
Short-term debt	$3,011	$2,354
Current portion of long-term debt	2,175	1,077
Accounts payable	2,348	2,002
Wildfire-related claims	173	131
Customer deposits	163	193
Regulatory liabilities	702	603
Current portion of operating lease liabilities	541	582
Other current liabilities	1,707	1,667
Total current liabilities	10,820	8,609
Long-term debt (Includes $823 and $314 related to VIEs at respective dates)	25,145	24,170
Deferred income taxes and credits	5,976	5,740
Pensions and benefits	460	496
Asset retirement obligations	2,785	2,772
Regulatory liabilities	8,348	8,981
Operating lease liabilities	989	1,350
Wildfire-related claims	1,962	1,733
Other deferred credits and other long-term liabilities	2,931	3,105
Total deferred credits and other liabilities	23,451	24,177
Total liabilities	59,416	56,956
Commitments and contingencies
Preferred stock (50,000,000 shares authorized; 1,250,000 shares of Series A and 750,000 shares of Series B issued and outstanding at respective dates)	1,977	1,977
Common stock, no par value (800,000,000 shares authorized; 381,873,341 and 380,378,145 shares issued and outstanding at respective dates)	6,167	6,071
Accumulated other comprehensive loss	(47)	(54)
Retained earnings	7,295	7,894
Total Edison International's shareholders' equity	15,392	15,888
Noncontrolling interests – preference stock of SCE	1,901	1,901
Total equity	17,293	17,789

Total liabilities and equity	$76,709	$74,745

Edison International Reports Third Quarter 2022 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Nine months ended September 30,
(in millions)	2022	2021
Cash flows from operating activities:
Net income	$354	$354
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,977	1,709
Allowance for equity during construction	(91)	(92)
Impairment and other expense	60	67
Deferred income taxes	(237)	(1)
Wildfire Insurance Fund amortization expense	160	161
Other	50	34
Nuclear decommissioning trusts	(81)	(204)
Proceeds from Morongo Transmission LLC	—	400
Changes in operating assets and liabilities:
Receivables	(807)	(706)
Inventory	(20)	(10)
Accounts payable	363	282
Tax receivables and payables	171	204
Other current assets and liabilities	(681)	(716)
Regulatory assets and liabilities, net	1,032	(484)
Wildfire-related insurance receivable	(383)	707
Wildfire-related claims	271	(2,120)
Other noncurrent assets and liabilities	(26)	(1)
Net cash provided by (used in) operating activities	2,112	(416)
Cash flows from financing activities:
Long-term debt issued, plus premium and net of discount and issuance costs of $36 and $40 for the respective periods	3,347	4,798
Long-term debt repaid	(773)	(1,031)
Short-term debt issued	600	2,105
Short-term debt repaid	(993)	(1,355)
Common stock issued	10	28
Preferred stock issued, net	—	1,235
Commercial paper repayments, net of borrowing	529	(435)
Dividends and distribution to noncontrolling interests	(83)	(85)
Common stock dividends paid	(787)	(741)
Preferred stock dividends paid	(99)	(35)
Other	81	22
Net cash provided by financing activities	1,832	4,506
Cash flows from investing activities:
Capital expenditures	(4,206)	(3,948)
Proceeds from sale of nuclear decommissioning trust investments	3,120	3,218
Purchases of nuclear decommissioning trust investments	(3,039)	(3,014)
Other	20	90
Net cash used in investing activities	(4,105)	(3,654)
Net (decrease) increase in cash, cash equivalents and restricted cash	(161)	436
Cash, cash equivalents and restricted cash at beginning of period	394	89
Cash, cash equivalents and restricted cash at end of period	$233	$525